Exhibit 10.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED ADVISORY AGREEMENT

This Amendment No. 1 to Amended and Restated Advisory Agreement, dated as of August 18, 2021 (the “Amendment”) is entered into by and among Benefit Street Partners Realty Trust, Inc. (the “Company”), Benefit Street Partners Realty Operating Partnership, L.P., (the “Operating Partnership”) and Benefit Street Partners L.L.C. (the “Advisor”). Capitalized terms used but not defined herein have the meanings set forth in the Advisory Agreement (as defined below).

WHEREAS, the parties are parties to that certain Amended and Restated Advisory Agreement, dated as of January 19, 2018 (the “Advisory Agreement”); and

WHEREAS, the parties now desire to amend the Advisory Agreement as set forth below, in accordance with Section 24 of the Advisory Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows.

1.	Amendment to the Advisory Agreement.

(a)     The definition of “Total Return” as set forth in Section 1 of the Advisory Agreement is hereby amended and restated in its entirety to read as follows:

“Total Return” means for any year the change in the GAAP stockholders’ equity of the Company, from January 1 through December 31 of such year plus the Distributions and dividends paid by Company during such year; provided that the computation of annual change in GAAP stockholders’ equity may be adjusted for one-time events pursuant to (i) changes in GAAP, (ii) material non-cash income or expense items, and (iii) expenses and other costs related to transactions approved by the Board, in each case after discussions between the Advisor and the Independent Directors and the approval of a majority of the Independent Directors.

2.	Miscellaneous.

(a)     The provisions of this Amendment shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof.

(b)     Except as set forth herein, the terms and provisions of the Advisory Agreement will remain in full force and effect and are hereby ratified and confirmed. On or after the date of this Amendment, each reference in the Advisory Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Advisory Agreement shall mean and be a reference to the Advisory Agreement as amended by this Amendment, and this Amendment shall be deemed to be a part of the Advisory Agreement.

(c)     This Amendment may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

BENEFIT STREET PARTNERS REALTY TRUST, INC.

By:		/s/ Richard Byrne
Name: Richard Byrne
Title: Chief Executive Officer

BENEFIT STREET PARTNERS REALTY OPERATING PARTNERSHIP, L.P.

By:		Benefit Street Partners Realty Trust, Inc.
its General Partner

	By:	/s/ Richard Byrne
Name: Richard Byrne
Title: Chief Executive Officer

BENEFIT STREET PARTNERS L.L.C.

By:		/s/ Bryan Martoken
Name: Bryan Martoken
Title: Chief Financial Officer